UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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MISCOR GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

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1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 7, 2008

TO OUR SHAREHOLDERS:

It is my pleasure to invite you to attend a Special Meeting of the Shareholders of MISCOR Group, Ltd. (the “Company”), to be held on February 7, 2008, at 11:00 a.m., Eastern Time, at the principal offices of the Company located at 1125 S. Walnut Street, South Bend, Indiana 46619, to consider and vote upon the following proposal, as described in the accompanying Information Statement:

•
Amendment to Amended and Restated Articles of Incorporation.  To approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized shares of common stock, without par value, from 12,000,000 to 20,000,000. The amendment will become effective upon filing of Articles of Amendment with the Indiana Secretary of State, which is anticipated to be promptly after the requisite shareholder approval is received at the special meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders of record at the close of business on December 11, 2007, are entitled to notice of and to vote at the special meeting. Two of our shareholders who collectively own approximately 77% of our issued and outstanding shares already have indicated that they intend to vote in favor of the foregoing proposal, thus the proposal is expected to be approved without the necessity of proxies. Nevertheless, we urge you to read the accompanying Information Statement carefully so that you may be informed about the business to come before the meeting.

To be approved, the amendment to the Company’s Amended and Restated Articles of Incorporation must receive more votes cast in favor of the proposal than votes cast opposing the proposal.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

By order of the Board of Directors

By: James M. Lewis, Vice President, Secretary and General Counsel

January 15, 2008
South Bend, Indiana

1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

INFORMATION STATEMENT

For the
Special Meeting of Shareholders

To Be Held on February 7, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

This Information Statement is being furnished to the shareholders of MISCOR Group, Ltd. (“MISCOR,” the “Company,” “we” or “our”), an Indiana corporation, in connection with the Special Meeting of Shareholders to be held on February 7, 2008, at 11:00 a.m., Eastern Time, at the Company’s principal offices located at 1125 S. Walnut Street, South Bend, Indiana 46619. At the Special Meeting, our shareholders will consider and vote on an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized shares of common stock of the Company from 12,000,000 to 20,000,000 shares (the “Amendment”).

This Information Statement is dated as of January 15, 2008, and is being first sent to shareholders on or about January 17, 2008.

Reasons for this Information Statement

This Information Statement is being furnished to shareholders to provide them with information concerning the actions to be taken by the Company’s shareholders at the Special Meeting of Shareholders in connection with the proposal set forth above in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations issued under that Act, including Regulation 14C.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will deliver only one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

MISCOR GROUP, LTD.
1125 South Walnut Street
South Bend, Indiana 46619
Attention: Secretary
Tel: (574) 234-8131

Vote Required

For the Amendment to be approved, the holders of the outstanding shares of common stock of the Company must cast more votes favoring the action than votes cast opposing the action.  Each outstanding share of common stock is entitled to one vote on each matter submitted for a vote of the shareholders.

The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining shareholders entitled to vote on the Amendment, was the close of business on December 11, 2007 (the “Record Date”). As of the Record Date, the Company had 278,013,755 shares of common stock outstanding. However, on November 30, 2007, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Articles of Incorporation effecting a 1-for-25 reverse stock split of the Company’s issued and outstanding and authorized but unissued shares of common stock (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each 25 shares of the Company’s common stock, whether issued and outstanding, held by the Company as treasury stock, or authorized but unissued, was combined into one share of common stock. The Reverse Stock Split was effectuated by the filing of articles of amendment to the Company’s Amended and Restated Articles of Incorporation with the Indiana Secretary of State on January 11, 2008, which became effective on January 14, 2008. Any shareholder who holds a fractional share of common stock following the Reverse Stock Split will receive cash in lieu of any fractional share. Therefore, giving retroactive effect to the Reverse Stock Split, as of the Record Date, the Company had approximately 11,120,550 shares of common stock outstanding.  The actual number of our shares of common stock issued and outstanding after the Reverse Stock Split is completed may differ from this number based on the number of fractional shares cashed-out in the Reverse Stock Split.

Shareholders beneficially owning 214,303,333 shares as of the Record Date (8,572,133 shares giving retroactive effect to the Reverse Stock Split), or approximately 77% of the shares then outstanding, already have indicated that they intend to vote in favor of the Amendment.

Proposal 1: Amendment to Amended and Restated Articles of Incorporation

General

On November 19, 2007, the Board of Directors approved resolutions, subject to shareholder approval, effecting an amendment to the Company’s Amended and Restated Articles of Incorporation, which resolutions were subsequently modified on December 3, 2007, to give effect to the Reverse Stock Split, to increase to 20,000,000 the number of shares of common stock that the Company is authorized to issue. Giving effect to the Reverse Stock Split, at present, the Amended and Restated Articles of Incorporation provide that the total number of shares the Company has authority to issue is 12,000,000 shares of common stock and 800,000 shares of preferred stock. The Amendment does not affect the number of authorized shares of preferred stock. Based on 278,225,318 shares of the Company’s common stock issued and outstanding as of January 10, 2008, after the increase in the Company’s authorized common shares takes effect, and also giving effect to the Reverse Stock Split, the Company will have an aggregate of approximately 8,870,988 shares of authorized and unissued common stock available for future issuance. In this regard, MISCOR will have approximately 4,600, 21,800, and 9,829 shares reserved for future issuance under its 2005 Stock Option Plan, 2005 Restricted Stock Purchase Plan, and Employee Stock Purchase Plan, respectively.  In addition, there will be approximately 326,462 common shares reserved for issuance upon the exercise of outstanding warrants, approximately 338,333 shares reserved for issuance upon the conversion of outstanding subordinated convertible debentures, and 1,200,000 shares reserved for issuance upon the conversion of a subordinated note held by John A. Martell, the Company’s Chief Executive Officer, President and Chairman of the Board.

The Amendment amends and restates in its entirety Article III of the Company’s Amended and Restated Articles of Incorporation (as in effect after giving effect to the Reverse Stock Split) as follows:

ARTICLE III
Amount of Capital Stock

The total number of shares of capital stock which the Corporation has authority to issue is Twenty Million Eight Hundred Thousand (20,800,000), consisting of 20,000,000 shares of common stock without par value (“Common Stock”) and 800,000 shares of preferred stock without par value (“Preferred Stock”).

The Amendment will become effective upon filing Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Indiana Secretary of State, which is anticipated to be promptly after the requisite shareholder approval is received at the special meeting.

Reasons for the Amendment

The purpose of the Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued common stock that can be issued in connection with any corporate purposes that the Board of Directors from time to time considers advisable. These corporate purposes could include, among others, issuance of shares in connection with acquisitions, issuance of shares in connection with stock splits or stock dividends, issuance of shares pursuant to our equity incentive plans or in connection with other employee benefit plans, issuance of shares upon conversion of our outstanding convertible debentures and note, and issuance of shares in connection with equity financings. Having shares available for issuance in the future will give the Company greater flexibility by allowing the Board of Directors to approve issuances of shares without the expense and delay of a special shareholders’ meeting to approve the additional authorized capital stock necessary to complete the issuance.

As of the date of this Information Statement, the Company anticipates issuing approximately 250,000 shares of its authorized and unissued common stock as partial consideration for a pending business acquisition, which has not been consummated or memorialized in a signed, definitive acquisition agreement. The Company provides no assurance that such acquisition or the issuance of such shares will actually occur. The Company is also considering increasing the number of shares of common stock reserved for issuance under its equity incentive and employee benefit plans, although the Company’s Board of Directors has not determined the amount of such increase, and there is no assurance that the Board of Directors will consider or approve of any such increase.

The increase in authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. The Board of Directors, however, will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by the Company’s Amended and Restated Articles of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to our existing shareholders. See “– General” above for the aggregate number of authorized and unissued shares of the Company’s common stock that will be available for future issuance after the increase in the Company’s authorized common shares, and after giving effect to the Reverse Stock Split, and the number of common shares that will be reserved for issuance or issuable, as the case may be, under the Company’s equity compensation plans and outstanding warrants, convertible subordinated debentures, and convertible note.  Except for certain preemptive rights granted by contract to two of our shareholders, the holders of common stock have no preemptive rights.

The increase in the authorized number of shares of common stock and the subsequent issuance of those shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any future issuance of additional common stock could have the effect of diluting earnings per share (if and when obtained) and book value per share of outstanding shares of common stock, and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the authorized shares of common stock be used as a type of anti-takeover device.

Interests of Certain Persons in the Action Taken

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in the actions taken by the Board of Directors or to be taken by the shareholders with respect to the approval of the Amendment that is not shared by all other shareholders.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of the Record Date, giving retroactive effect to the Reverse Stock Split, by each person known by us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock, by each of our directors and executive officers, and by the directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership as of the Record Date†
Name of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class[1]
Directors Who Are Not Executive Officers
William J. Schmuhl, Jr. Current Director	10,500	0	10,500	*

Executive Officers
John A. Martell Chief Executive Officer, President and Chairman of the Board; Current Director	0	3,938,800[2,3]	3,938,800	35.4

Richard J. Mullin Vice President, Treasurer and Chief Financial Officer	22,176[4]	0	22,176	*

James M. Lewis Vice President, Secretary and General Counsel	5,700[5]	0	5,700	*

Richard A. Tamborski Executive Vice President and Chief Operating Officer; Current Director	500	0	500	*

William J. Wisniewski Senior Vice President –Magnetech Industrial Services, Inc.	4,200[6]	4,000[7]	8,200	*

Anthony W. Nicholson Vice President –Martell Electric, LLC	4,250[8]	0	4,250	*

Bernard L. DeWees President – 3-D Service, Ltd.	125,839[9]	0	125,839	1.1

All Directors and Executive Officers as a group (8 persons)	173,165	3,942,800	4,115,965	37.0

Other 5% Beneficial Owners
Jeffrey L. Gendell[10] c/o Tontine Capital Management, L.L.C 55 Railroad Avenue, 1st Floor, Greenwich, Connecticut 06830	5,833,332[10]	0	5,833,332	52.5

Laurus Master Fund, Ltd.[11] c/o Laurus Capital Management, LLC 825 Third Avenue, 14th Floor New York, New York 10022	707,820	0	707,820	6.4

______________________
†	Gives retroactive effect to the 1-for-25 Reverse Stock Split approved by the Company’s Board of Directors on November 30, 2007, and which became effective on January 14, 2008.
*	Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. See footnote (1) below.
(1)
Based on, for each shareholder, approximately 11,120,550 shares of our common stock issued and outstanding as of the Record Date, which gives retroactive effect to the Reverse Stock Split.  The actual number of our shares of common stock issued and outstanding after the Reverse Stock Split is completed may differ from this number based on the number of fractional shares cashed-out in the Reverse Stock Split.

(2)
Includes 1,200,000 shares that are issuable upon conversion of a promissory note payable to Mr. Martell at a conversion price of $2.50 per share. The conversion option continues for so long as amounts are outstanding on the promissory note. The promissory note matures on December 31, 2008, but may be prepaid at any time or extended until December 31, 2013.

(3)
In connection with the purchase by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Changes in Control.” On all other matters, Mr. Martell has sole voting power with respect to these shares. Mr. Martell has sole investment power with respect to these shares.

(4)
Includes 2,500  and 500 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively, and 11,747 shares of common stock issuable upon conversion of debentures convertible at $8.5123125 per share.

(5)	Includes 2,000 and 500 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively.
(6)	Includes 2,000 and 200 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively.
(7)	Shares held jointly with Mr. Wisniewski’s spouse, Jane Wisniewski.
(8)	Includes 2,000 and 250 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $6.25 and $5.375 per share, respectively.
(9)
Includes 123,839 shares of common stock directly owned by BDeWees, Inc., an Ohio corporation (“BDeWees”).  Mr. DeWees is the President and sole shareholder of BDeWees.  Also includes 2,000 shares issuable upon the exercise of an option to purchase shares pursuant to an offer granted under our Restricted Stock Purchase Plan at a purchase price of $0.025 per share.

(10)
Includes 4,666,666 shares of common stock directly owned by Tontine Capital Partners, L.P. (“TCP”) and 1,166,666 shares of common stock directly owned by Tontine Capital Overseas Master Fund, L.P. (“TMF”).  Tontine Capital Management, L.L.C. (“TCM”) is the general partner of TCP and Tontine Capital Overseas GP, L.L.C. (“TCO”) is the general partner of TMF.  Mr. Gendell is the managing member of TCM and TCO and in such capacity has voting and investment control over the shares of common stock owned by TCP and TMF.

(11)
According to information provided by Laurus Master Fund, Ltd. (“Laurus”), the entity that exercises voting and investment power on behalf of Laurus is Laurus Capital Management, LLC; the natural persons who exercise voting and investment power over Laurus Capital Management, LLC are David Grin and Eugene Grin. Includes 294,117 shares of common stock issuable upon exercise of warrants at $8.50 per share, and 8,079 shares of common stock issuable upon exercise of warrants at $0.25 per share. The terms of the warrants limit the number of shares of common stock issuable upon exercise of warrants issued to Laurus to the amount by which 9.99% of our outstanding common stock exceeds the number of shares beneficially owned by Laurus, unless Laurus gives us 75 days prior notice.

Changes in Control

On January 18, 2007, we sold 62,500,000 shares of our common stock to Tontine for an aggregate purchase price of $12.5 million, or $0.20 per share, pursuant to a Securities Purchase Agreement dated as of the same date (the “Initial Securities Purchase Agreement”). We used the proceeds from the sale to repay approximately $10 million of senior secured debt and for general working capital purposes. Before we issued shares to Tontine, John A. Martell, our majority shareholder, beneficially owned 66.9% of our outstanding common stock. His shares represented 46.9% of the outstanding stock immediately after the sale. In connection with the sale, we granted various rights to Tontine, as described below.

Board Designee(s).  We granted Tontine the right to appoint members to our Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

•
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

•	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Securities Purchase Agreement, the number of directors on our Board will not exceed seven.

Board Observer. In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.

Future Offerings. We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions. We agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 30% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy. Mr. Martell has granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights. We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. We and Tontine entered into a Registration Rights Agreement, dated January 18, 2007, pursuant to which we agreed to register for resale the shares issued to Tontine. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on July 13, 2007,

covering the shares issued to Tontine. This registration statement has not yet been declared effective by the SEC.

On November 30, 2007, we sold 83,333,333 shares of our common stock to Tontine for an aggregate purchase price of $20,000,000, or $0.24 per share, pursuant to a Securities Purchase Agreement dated as of the same date (the “New Securities Purchase Agreement”). We used $16,700,000 of the proceeds from the sale to finance the cash portion of the purchase price of all of the issued and outstanding membership interest units of 3-D Service, Ltd. (“3-D”), with the remaining proceeds used for general working capital purposes. Prior to the sale of shares to Tontine pursuant to the New Securities Purchase Agreement, John A. Martell and Tontine beneficially owned approximately 36.3% and 33.2% of our issued and outstanding shares of common stock, respectively. Following the sale to Tontine and the acquisition of 3-D, mentioned above, John A. Martell now beneficially owns approximately 24.6% of our issued and outstanding shares of common stock, while Tontine beneficially owns approximately 52.5% of our issued and outstanding common shares.  The sale of shares to Tontine pursuant to the New Securities Purchase Agreement resulted in a change in control of MISCOR.

Board Designee(s).  Pursuant to the Initial Securities Purchase Agreement with Tontine described above, we granted Tontine the right to appoint members to our Board of Directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Initial Securities Purchase Agreement, the number of directors on our Board will not exceed seven. Pursuant to the New Securities Purchase Agreement, we and Tontine affirmed these provisions of the Initial Securities Purchase Agreement relating to the designation of directors.

Board Observer.  In addition to Tontine’s right to appoint directors, pursuant to the Initial Securities Purchase Agreement we granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries, and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.  These provisions also were affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Offerings.  Under the Initial Securities Purchase Agreement, we granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.  This provision also was affirmed by us and Tontine pursuant to the New Securities Purchase Agreement.

Future Acquisitions.  Under the New Securities Purchase Agreement, we agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 50% of our outstanding ommon stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy.  Pursuant to the New Securities Purchase Agreement, John A. Martell granted Tontine a restated irrevocable proxy to vote his shares of common stock of the company for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights.  We did not register the issuance of the shares of common stock to Tontine under the New Securities Purchase Agreement with the SEC under the Securities Act, in reliance on exemptions from the registration requirements of that Act, including Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated under the Act.  The shares of our common stock issued to Tontine may not be offered or sold in the United States absent registration under the Securities Act or absent an applicable exemption from such registration requirements.  We entered into an Amended and Restated Registration Rights Agreement, dated November 30, 2007, with Tontine pursuant to which we have agreed to register for resale the shares issued to Tontine.

Amendment to Martell Conversion Option. On September 12, 2005, MISCOR and Magnetech Industrial Services, Inc. (“Magnetech”), our wholly-owned subsidiary, executed a Conversion Option (the “Conversion Option”) in favor of John A. Martell, pursuant to which we agreed to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of such common stock upon the full exercise of a certain option granted to Mr. Martell. In order to ensure that there was a sufficient number of shares of our authorized and unissued common stock to consummate the acquisition of 3-D and the sale to Tontine under the New Securities Purchase Agreement, and as a condition to the execution of the New Securities Purchase Agreement, MISCOR, Magnetech, and Mr. Martell entered into an Amendment to Conversion Option dated November 30, 2007 (the “Amendment to Conversion Option”). Under the Amendment to Conversion Option, the shares reserved for issuance upon the conversion of Mr. Martell’s Conversion Option were released, and Mr. Martell agreed not to exercise his Conversion Option until articles of amendment to our Amended and Restated Articles of Incorporation are formally adopted by our board of directors and shareholders increasing our authorized shares. Once the articles of amendment are adopted and approved, we have agreed to again reserve a sufficient number of shares to provide for the issuance of common stock upon the full exercise of the Conversion Option.

On December 31, 2003, we issued a promissory note to Mr. Martell in the original principal amount of $3,000,000. As discussed above, under the Conversion Option, Mr. Martell may convert at any time and from time to time all or any part of the obligations due under this note into shares of our common stock at a fixed conversion price of $0.10 per share ($2.50 per share giving effect to the Reverse Stock Split). As of the date of this Information Statement, the outstanding principal amount due on the note is $3,000,000, which is convertible into 30,000,000 shares of our common stock (1,200,000 shares giving effect to the Reverse Stock Split), subject to the Amendment to Conversion Option discussed above. If Mr. Martell at a subsequent date exercises the Conversion Option under the note to acquire the additional shares of common stock, Tontine’s percentage beneficial ownership of our common stock may be reduced below 50%, which may result in a further change in control of MISCOR.

Special Note About Forward-Looking Statements

This Information Statement contains forward-looking statements, which include any statement that is not an historical fact, such as statements regarding our future operations, future financial position, and business strategy, plans and objectives. Without limiting the generality of the foregoing, words such as “may,” “intend,” “expect,” “believe,” “anticipate,” “could,” “estimate” or “plan” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. We have based the forward-looking statements largely on our current expectations and perspectives about future events and financial trends that we believe may affect our financial condition, results of operations, business strategies, short-term and long-term business objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified and described in Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, that may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements.

Where You Can Find Additional Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

By order of the Board of Directors,

James M. Lewis
Vice President, Secretary and General Counsel